Exhibit 99.1

CallidusCloud Reports Record Q4 Revenue of $38.1 Million; 42% Year-Over-Year Increase in SaaS Revenue

 PLEASANTON, Calif., February 5, 2015— Callidus Software Inc. (NASDAQ: CALD), a global leader in cloud-based sales, marketing and learning solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2014.

"Q4 2014 was another strong quarter. We broke our SaaS bookings record, had record total revenue and accelerated our SaaS revenue growth again off of a higher base whilst we made money,” said Leslie Stretch president and CEO of CallidusCloud. “In 2015 we are focused on a fabulous customer experience, best in class SaaS revenue growth and profitability."

Financial Highlights for the Fourth Quarter 2014

Total revenue was $38.1 million for the fourth quarter, an increase of 26%. Total recurring revenue was $28.3 million, which includes SaaS revenue of $24.4 million and maintenance revenue of $3.9 million. SaaS revenue increased 42% over the same quarter in the prior year, benefiting from success in our Lead to-Money solution, and the recent Clicktools acquisition. Services and license revenue was $9.8 million, consisting of $9.7 million in services revenue and $0.1 million in license revenue, increased 11% compared to the same quarter in the prior year. Cash and short-term investments were $37.0 million.

GAAP Performance

•	Recurring revenue gross margin was 73%, compared to 67% for the same quarter in the prior year.

•	Operating loss was $3.5 million compared to $1.6 million for the same quarter in the prior year.

•	Net loss was $4.1 million, or ($0.08) on a per share basis, compared to a net loss of $7.0 million, or ($0.17) per share, for the same quarter in the prior year.

•	Cash used in operations was $965 thousand in the current quarter compared to $6.1 million cash provided by operations for the same quarter in the prior year.

Non-GAAP Performance

The following non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.

•	Recurring revenue gross margin was 76%, compared to 70% for the same quarter in the prior year.

•	Operating income was $2.9 million compared to $1.8 million for the same quarter in the prior year.

•	Net income was $2.3 million, or $0.05 per fully diluted share, compared to $1.7 million, or $0.04 per fully diluted share for the same quarter in the prior year.

Financial Highlights for the Full Fiscal 2014

Total revenue was $136.6 million for the full fiscal year, an increase of 22%. Total recurring revenue was $99.8 million, which includes SaaS revenue of $83.7 million and maintenance revenue of $16.1 million. SaaS revenue increased 27% over the prior year. Services and license revenue of $36.8 million consisted of $32.4 million in services revenue and $4.4 million in license revenue, which increased 20% compared to the prior year.

GAAP Performance

•	Recurring revenue gross margin was 69%, compared to 65% in the prior year.

•	Operating loss was $13.5 million compared to $11.7 million in the prior year.

•	Net loss was $11.6 million, or ($0.24) on a per share basis, compared to a net loss of $21.4 million, or ($0.55) per share in the prior year.

Non-GAAP Performance

The following non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.

•	Recurring revenue gross margin was 73% compared to 68% in the prior year.

•	Operating income was $8.7 million compared to $5.2 million in the prior year.

•	Net income was $7.1 million, or $0.14 per fully diluted share, compared to $3.3 million, or $0.07 per fully diluted share in the prior year.

Business Highlights for the Fourth Quarter 2014

●	CallidusCloud executed its largest conversion deal in its history. The three-year irrevocable agreement is approximately $7 million in total contract value.

●
CallidusCloud announced the availability of its industry-leading Commissions and Configure Price Quote solutions for the Salesforce 1 Mobile App that enable customers to accelerate sales cycles and drive higher close rates from their mobile devices.

●
CallidusCloud released a new component of Thunderbridge which provides customers with powerful out-of-the-box insights into key sales performance metrics. The self service reports require no-coding and will greatly accelerate the time to value for customers.

•	CallidusCloud’s Lead to Money suite was awarded a 2014 Best in Biz award for enterprise product of the year and received TMC’s Cloud Computing Product of the Year award.

Financial Outlook for 2015 – First Quarter and Full Year

For the first quarter of 2015, the Company expects total revenue to be between $38.0 million and $39.0 million. GAAP operating loss is expected to be between $2.6 million and $3.4 million with GAAP net loss per share between ($0.05) to ($0.07). Non-GAAP operating income is expected to be between $2.5 million and $3.0 million with non-GAAP income per diluted share between $0.04 and $0.06.

For the full year of 2015, the Company is raising previous guidance to the range of $161.0 million to $166.0 million. GAAP operating loss is expected to be between $4.5 million and $7.0 million with GAAP net loss per share between ($0.15) to ($0.19). Non-GAAP operating income is expected to be between $14.5 million and $16.5 million with non-GAAP income per diluted share between $0.23 and $0.27.

Conference Call

In conjunction with this announcement CallidusCloud will host a conference call at 1:30 p.m. Pacific Standard Time (PST) today to discuss the fourth quarter and fiscal 2014 results and outlook for the first quarter 2015 and full year 2015. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud’s website.

Webcast site: http://www.calliduscloud.com/about-us/investor-relations/
Dial-in: 877-280-4960 (International callers: 857-244-7317)
Passcode: 66768068
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud

Callidus Software Inc. (NASDAQ: CALD), doing business as CallidusCloud®, is the global leader in cloud based sales, marketing and learning solutions. CallidusCloud enables organizations to accelerate and maximize their lead to money process with a complete suite of solutions that identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate configure price quote, and streamline sales compensation – driving bigger deals, faster. Over 3,500 leading organizations, across all industries, rely on CallidusCloud to optimize the lead to money process to close more deals for more money in record time.

For more information, please visit www.calliduscloud.com.

Non-GAAP Financial Measures

In this release, CallidusCloud has provided additional financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors as a supplement to GAAP measures in evaluating CallidusCloud’s operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusCloud’s industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Our non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: We have excluded the effect of stock-based compensation expense from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, net income and net income per diluted share. We believe the exclusion of stock-based compensation expense provides a useful comparison of our operating results to our peers.

Restructuring and other expense: We have excluded the effect of restructuring and other expense from our non-GAAP operating expenses, operating income, net income and net income per diluted share. Restructuring and other expense consists of employee severance, facility exit costs and incremental depreciation expense as a result of the change in the estimated useful life of assets to be abandoned. We feel it is useful to investors to understand the effects of these items on our financial results.

Patent litigation and settlement costs and patent litigation estimates: We have excluded the effect of patent infringement and litigation defense costs, settlement costs and patent litigation estimates from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, net income and net income per diluted share. We believe patent defense costs and settlement costs and patent litigation estimates are not indicative of our ongoing business operations, and are inconsistent in amount and frequency; as such we exclude patent litigation defense costs during our evaluation of our business performance.

Convertible note interest expense, conversion costs and amortization of convertible note issuance costs: We have excluded the costs of convertible note interest expense, redemption inducement and issuance costs from our non-GAAP net income and net income per diluted share. We believe that these costs are not indicative of our continuing operations or meaningful in evaluating current versus past business results.

Amortization and gain on sale of acquired intangible assets: We have excluded the effect of amortization and gain on sale of acquired intangibles which include developed technology, customer relationships, trade names, domain names, patents and licenses from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, other income and expense, net income and net income per diluted share. Amortization and gain on sale of acquired intangibles are significantly affected by timing, and as such, can be inconsistent in amount and nature.

Acquisition-Related Costs: We have excluded the costs related to acquisitions from our non-GAAP operating expenses, operating income, net income and net income per diluted share. These costs include legal and transactional costs associated with acquisition activities that we would not have otherwise incurred in the periods presented as part of our continuing operations. We believe the exclusion of acquisition-related costs provides a useful comparison of our operating results to our peers.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including for example discussion of our commercial prospects, estimates of future revenues, operating income/loss and expenses, earnings per share, stock-based compensation expenses, amortization of acquired intangible assets, restructuring expenses, and patent litigation costs and estimates reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in periodic reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K which may be obtained by contacting CallidusCloud’s Investor Relations department at 415-445-3238, or from the Investor Relations section of CallidusCloud’s website (http://www.calliduscloud.com/about-us/investor-relations/). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

©2015. Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, TrueComp Manager, ActekSoft , ACom3, iCentera, Webcom, Litmos, the Litmos logo, LeadFormix, Rapid Intake, 6FigureJobs, Clicktools and LeadRocket are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Investor Relations Contact
Ed Keaney
Market Street Partners
(415) 445-3238
cald@marketstreetpartners.com

CALLIDUS SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue:
Recurring	$28,326	$21,375	$99,807	$81,734
Services and license	9,800	8,812	36,811	30,603
Total revenue	38,126	30,187	136,618	112,337
Cost of revenue:
Recurring	7,576	7,054	31,282	28,741
Services and license	7,288	4,612	24,756	19,048
Total cost of revenue	14,864	11,666	56,038	47,789
Gross profit	23,262	18,521	80,580	64,548

Operating expenses:
Sales and marketing	13,352	10,400	47,040	34,916
Research and development	5,469	4,159	20,307	17,143
General and administrative	7,642	6,062	25,755	22,951
Income from settlement and patent licensing	-	(500)	-	(500)
Restructuring and other	316	-	1,025	1,699
Total operating expenses	26,779	20,121	94,127	76,209

Operating loss	(3,517)	(1,600)	(13,547)	(11,661)
Interest income (expense) and other income (expense)	(521)	(5,025)	2,998	(7,695)

Loss before provision for income taxes	(4,038)	(6,625)	(10,549)	(19,356)
Provision for income taxes	71	355	1,012	2,055

Net loss	$(4,109)	$(6,980)	$(11,561)	$(21,411)

Net loss per share
Basic	$(0.08)	$(0.17)	$(0.24)	$(0.55)
Diluted	$(0.08)	$(0.17)	$(0.24)	$(0.55)

Weighted average shares used in computing net loss per share
Basic	48,987	41,778	47,547	38,858
Diluted	48,987	41,778	47,547	38,858

Includes stock-based compensation, amortization of acquired intangible assets, patent litigation and settlement costs and estimates, interest expense on convertible notes, amortization of convertible note issuance costs, debt conversion expense, restrucuring and other expenses, acquisition-related costs and gain on sale of domain names and trademarks as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Cost of revenues:
Recurring	$724	$691	$4,234	$2,851
Services and license	302	214	1,073	1,111
Operating expenses:
Sales and marketing	1,526	729	4,594	3,346
Research and development	619	480	2,012	1,797
General and administrative	2,953	1,253	9,278	6,064
Restructuring and other	316	-	1,025	1,699
Interest income and other income (expense)	-	5,353	(3,508)	7,865
Total	$6,440	$8,720	$18,708	$24,733

CALLIDUS SOFTWARE INC.
CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$34,200	$28,295
Short-term investments	2,766	7,866
Accounts receivable, net	41,623	29,216
Deferred income taxes	177	-
Prepaid and other current assets	10,207	6,232
Total current assets	88,973	71,609

Property and equipment, net	18,755	11,351
Goodwill	46,970	31,207
Intangible assets, net	17,757	16,995
Deferred income taxes, noncurrent	440	405
Deposits and noncurrent assets	3,403	2,626
Total assets	$176,298	$134,193

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,056	$2,987
Accrued payroll and related expenses	9,051	7,377
Accrued expenses	16,868	5,395
Deferred income taxes	1,475	1,159
Deferred revenue	61,427	46,222
Capital lease obligations	1,001	1,308
Total current liabilities	91,878	64,448

Deferred revenue, noncurrent	10,195	10,432
Deferred income taxes, noncurrent	561	155
Capital lease obligations, noncurrent	-	987
Convertible notes	-	14,197
Revolving line of credit	10,481	-
Other noncurrent liabilities	4,709	1,921
Total liabilities	117,824	92,140

Stockholders’ equity:
Common stock	49	45
Additional paid-in capital	344,312	315,430
Treasury stock	(14,430)	(14,430)
Accumulated other comprehensive income	(739)	165
Accumulated deficit	(270,718)	(259,157)
Total stockholders’ equity	58,474	42,053
Total liabilities and stockholders’ equity	$176,298	$134,193

CALLIDUS SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twleve Months Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(11,561)	$(21,411)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	5,503	4,458
Amortization of intangible assets	4,971	4,825
Gain on sale of intangible assets	(3,862)	-
Provision for doubtful accounts	852	999
Stock-based compensation	11,813	10,395
Release of valuation allowance	(265)	-
Loss on disposal of property and equipment	43	3
Amortization of convertible notes issuance cost	58	485
Net amortization on investments	27	79
Debt conversion expense	-	4,776
Changes in operating assets and liabilities:
Accounts receivable	(11,746)	(7,648)
Prepaid and other current assets	(3,749)	486
Other noncurrent assets	(1,088)	(1,276)
Accounts payable	(794)	(1,702)
Accrued expenses	6,696	106
Accrued payroll and related expenses	1,149	1,971
Accrued restructuring and other expenses	(181)	(503)
Deferred revenue	11,371	17,469
Deferred income taxes	(86)	237
Net cash provided by operating activities	9,151	13,749

Cash flows from investing activities:
Purchases of investments	(2,784)	(7,434)
Proceeds from maturities and sale of investments	7,850	12,250
Purchases of property and equipment	(7,121)	(1,704)
Purchases of intangible assets	(1,112)	(638)
Proceeds from sale of intangible assets, net of expenses	4,651	-
Acquisitions, net of cash acquired	(15,488)	-
Net cash (used in) provided by investing activities	(14,004)	2,474

Cash flows from financing activities:
Proceeds from issuance of common stock	4,852	6,629
Repurchase of common stock from employees for payment
of taxes on vesting of restricted stock units	(1,723)	(1,297)
Proceeds from line of credit	10,481	-
Payment of consideration related to acquisitions	(630)	(2,903)
Payment on debt conversion	(645)	(4,374)
Payment of principal under capital leases	(1,294)	(2,319)
Net cash provided by (used in) financing activities	11,041	(4,264)
Effect of exchange rates on cash and cash equivalents	(283)	(64)
Net increase in cash and cash equivalents	5,905	11,895
Cash and cash equivalents at beginning of period	28,295	16,400
Cash and cash equivalents at end of period	$34,200	$28,295

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentages and per share data)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013

Non-GAAP gross profit reconciliation

Gross profit	$23,262	$18,521	$80,580	$64,548

Gross margin	61%	61%	59%	57%
Add back:
Non-cash stock-based compensation	603	371	1,938	1,843
Non-cash amortization of acquired
intangible assets	657	534	2,413	2,119
Patent litigation estimate	(234)	-	956	-
Non-GAAP gross profit	$24,288	$19,426	$85,887	$68,510

Gross margin	64%	64%	63%	61%

Non-GAAP recurring revenue gross profit reconciliation

Recurring revenue gross profit	$20,750	$14,321	$68,525	$52,993

Recurring revenue gross margin	73%	67%	69%	65%
Add back:
Non-cash stock-based compensation	312	171	912	783
Non-cash amortization of acquired
intangible assets	646	520	2,366	2,068
Patent litigation estimate	(234)	-	956	-
Non-GAAP recurring revenue gross profit	$21,474	$15,012	$72,759	$55,844

Recurring revenue gross margin	76%	70%	73%	68%

Non-GAAP operating expense reconciliation:

Operating expenses	$26,779	$20,121	$94,127	$76,209
Subtract:
Non-cash stock-based compensation	(3,294)	(1,679)	(9,875)	(8,552)
Non-cash amortization of acquired
intangible assets	(434)	(281)	(1,387)	(1,151)
Patent litigation and settlement costs	(753)	(502)	(1,925)	(1,504)
Acquisition-related costs	(449)	-	(708)	-
Restructuring and other	(316)	-	(1,025)	(1,699)
Patent litigation estimate	(168)	-	(1,989)	-
Non-GAAP operating expenses	$21,365	$17,659	$77,218	$63,303

Non-GAAP operating income (loss) reconciliation:

Operating loss	$(3,517)	$(1,600)	$(13,547)	$(11,661)
Add back:
Non-cash stock-based compensation	3,897	2,050	11,813	10,395
Non-cash amortization of acquired
intangible assets	1,091	815	3,800	3,270
Patent litigation and settlement costs	753	502	1,925	1,504
Acquisition-related costs	449	-	708	-
Restructuring and other	316	-	1,025	1,699
Patent litigation estimate	(66)	-	2,945	-
Non-GAAP operating income	$2,923	$1,767	$8,669	$5,207

CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentages and per share data)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013

Non-GAAP net loss reconciliation:

Net loss	$(4,109)	$(6,980)	$(11,561)	$(21,411)
Add back:
Non-cash stock-based compensation	3,897	2,050	11,813	10,395
Non-cash amortization of acquired
intangible assets	1,091	815	3,800	3,270
Patent litigation and settlement costs	753	502	1,925	1,504
Acquisition-related costs	449	-	727	-
Restructuring and other	316	-	1,025	1,699
Patent litigation estimate	(66)	-	2,945	-
Interest expense on convertible notes	-	494	277	2,604
Amortization of convertible note issuance cost	-	83	58	485
Debt conversion expense	-	4,776	-	4,776
Gain on sale of domain names and trademarks	-	-	(3,862)	-
Non-GAAP net income	$2,331	$1,740	$7,147	$3,322

Non-GAAP net income (loss) per share reconciliation:

Net loss per basic share	$(0.08)	$(0.17)	$(0.24)	$(0.55)
Add back:
Non-cash stock-based compensation	0.08	0.05	0.25	0.27
Non-cash amortization of acquired
intangible assets	0.02	0.02	0.08	0.08
Patent litigation and settlement costs	0.02	0.01	0.03	0.04
Acquisition-related costs	0.01	-	0.02	-
Restructuring and other	-	-	0.02	0.04
Patent litigation estimate	-	-	0.06	-
Interest expense on convertible notes	-	0.01	0.01	0.07
Amorization of convertible note issuance cost	-	-	(0.01)	0.01
Debt conversion expense	-	0.11	-	0.12
Gain on sale of domain names and trademarks	-	-	(0.08)	-
Diluted shares impact on non-GAAP basis		0.01	-	(0.01)

Non-GAAP net income per diluted share	$0.05	$0.04	$0.14	$0.07

Basic and fully diluted shares reconciliation:

GAAP Basic shares	48,987	41,778	47,547	38,858
Add back:
Non-GAAP weighted average shares adjustment	1,909	7,382	2,575	8,910
Shares used in calculation of diluted net income per share -Non-GAAP (a)	50,896	49,160	50,122	47,768

(a) Shares used in the per share calculation for reconciling items between GAAP and Non-GAAP financial measures.

CALLIDUS SOFTWARE INC.
FINANCIAL OUTLOOK
(In thousands)
(unaudited)

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the Company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.

Three months ended
March 31, 2015
	GAAP	Non-GAAP

Total revenue	$38,000 - $39,000	$38,000 - $39,000
Operating income (a)	($2,600) - ($3,400)	$2,500 - $3,000
Net income (loss) per diluted share (c)	($0.05) - ($0.07)	$0.04 - $0.06

Twelve months ended
December 31, 2015
	GAAP	Non-GAAP

Total revenue	$161,000 - $166,000	$161,000 - $166,000
Operating income (b)	($4,500) - ($7,000)	$14,500 - $16,500
Net income (loss) per diluted share (c)	($0.15) - ($0.19)	$0.23 to $0.27

(a)
Estimated non-GAAP amounts above for the three months ending March 31, 2015 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $1.0 - $1.2 million, estimated stock-based compensation expense of approximately $4.0 – $4.3 million, and patent litigation costs of approximately $100 - $500 thousand.

(b)
Estimated non-GAAP amounts above for the twelve months ending December 31, 2015 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $3.7–$4.4 million, estimated stock-based compensation expense of approximately $15.0 - $17.0 million, and patent litigation costs of approximately $0.3 - $1.5 million.

(c)	Non-GAAP fully diluted share count is between 51.5 million and 53.0 million. GAAP share count is between 49.5 million to 51.0 million.